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                                                                  EXHIBIT (10)a.

                              AMENDED AND RESTATED
                      GENESCO EMPLOYEE STOCK PURCHASE PLAN
                     (AS AMENDED EFFECTIVE OCTOBER 1, 2005)

                                   ARTICLE I.
                                  INTRODUCTION

      1.1   ESTABLISHMENT OF PLAN

      Genesco Inc., a Tennessee corporation ("Genesco") with principal offices located in Nashville, Tennessee, adopts the following employee stock purchase plan for its eligible employees, effective on October 1, 1995, as amended effective October 1, 2005, subject to Section 3.1. This Plan shall be known as the Genesco Employee Stock Purchase Plan.

      1.2   PURPOSE

      The purpose of this Plan is to provide an opportunity for eligible employees of the Employer to become shareholders in Genesco. It is believed that broad-based employee participation in the ownership of the business will help to achieve the unity of purpose conducive to the continued growth of the Employer and to the mutual benefit of its employees and shareholders.

      1.3   QUALIFICATION

      This Plan is intended to be an employee stock purchase plan which qualifies for favorable Federal income tax treatment under Section 423 of the Code and is intended to comply with the provisions thereof, including the requirement of Section 423(b)(5) of the Code that all Employees granted options to purchase Shares under the Plan have the same rights and privileges with respect to such options.

      1.4   RULE 16b-3 COMPLIANCE

      This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934, and should be interpreted in accordance therewith.

                                  ARTICLE II.
                                  DEFINITIONS

      As used herein, the following words and phrases shall have the meanings specified below:

      2.1   CLOSING MARKET PRICE

      The last sale price of the Shares as reported on the New York Stock Exchange on the date specified or, if no sales occurred on such day, on the most recent day when sales occurred; but if there should be any material alteration in the present system of reporting sales prices of such

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Shares, or if such Shares should no longer be listed on the New York Stock
Exchange, the market value of the Shares as of a particular date shall be determined in such a method as shall be specified by the Plan Administrator.

      2.2   CODE

      The Internal Revenue Code of 1986, as amended from time to time.

      2.3   CONTRIBUTION ACCOUNT

      The account established on behalf of a Participant to which shall be credited the amount of the Participant's contribution, pursuant to Article V.

      2.4   EMPLOYEE

      Each employee of an Employer (a) who is not a Highly Compensated employee as described in Code Section 414(q), (b) who is not a Statutory Insider, and (c) whose customary employment by the Employer is greater than 20 hours per week and greater than five months per year.

      2.5   EMPLOYER

      Genesco or any corporation (i) which is a Subsidiary of Genesco, (ii) which is authorized by the Board of Directors to adopt this Plan with respect to its Employees, and (iii) which adopts this Plan. The term "Employer" shall include any corporation into which an Employer may be merged or consolidated or to which all or substantially all of its assets may be transferred, provided such corporation does not affirmatively disavow this Plan.

      2.6   EXERCISE DATE

      The last trading date of the Plan Year on the New York Stock Exchange.

      2.7   EXERCISE PRICE

      The price per share of the Shares to be charged to Participants at the Exercise Date, as determined in Section 6.3.

      2.8   FIVE-PERCENT SHAREHOLDER

      An Employee who owns five percent or more of the total combined voting power or value of all classes of stock of Genesco or any Subsidiary thereof. In determining this five percent test, shares of stock which the Employee may purchase under outstanding options, as well as stock attributed to the Employee under Section 424(d) of the Code, shall be treated as stock owned by the Employee in the numerator, but shares of stock which may be issued under options shall not be counted in the total of outstanding shares in the denominator.

      2.9   GRANT DATE

      The first trading day on the New York Stock Exchange on or after October 1 of each year.

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      2.10  PARTICIPANT

      Any Employee of an Employer who has met the conditions for eligibility as provided in Article IV and who has elected to participate in the Plan.

      2.11  PLAN

      The Genesco Employee Stock Purchase Plan.

      2.12  PLAN ADMINISTRATOR

      The committee composed of one or more individuals to whom authority is delegated by Genesco's board of directors to administer the Plan. The Plan Administrator shall initially be the Compensation Committee of Genesco's board of directors.

      2.13  PLAN YEAR

      The Plan Year shall be coterminous with the fiscal year of Genesco. The enrollment year shall be the first day of October and ending on the last day of September in the following calendar year. The initial enrollment year commenced on October 1, 1995.

      2.14  SHARES

      Those shares of common stock of Genesco which are reserved pursuant to
Section 6.1 for issuance upon the exercise of options granted under this Plan.

      2.15  STATUTORY INSIDER

      Any individual subject to Section 16(a) of the Securities Exchange Act of 1934, as amended, and any other person so designated by resolution of the Board of Directors.

      2.16  SUBSIDIARY

      Any corporation (other than Genesco) in an unbroken chain of corporations beginning with Genesco if, at the time of the granting of the option, each of the corporations other than the last corporation in the chain owns stock possessing 50% or more of the combined voting power of all classes of stock in one of the other corporations in such chain.

                                  ARTICLE III.
                              SHAREHOLDER APPROVAL

      3.1   SHAREHOLDER APPROVAL OF PLAN

      If the Plan is not approved by the shareholders of Genesco before October 1, 1995, it shall not take effect.

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      3.2   SHAREHOLDER APPROVAL FOR CERTAIN AMENDMENTS

      Without the approval of the shareholders of Genesco, no amendment to this Plan shall:

      (i) increase the number of Shares reserved under the Plan, other than as provided in Section 10.3;

      (ii) make participation in the Plan available to any person who is not an Employee; or

      (iii) make participation in the Plan available to employees or any corporation other than Genesco or any Subsidiary which adopts the Plan.

      Approval by shareholders must comply with applicable provisions of the corporate charter and bylaws of Genesco, and with Tennessee law prescribing the method and degree of shareholder approval required for issuance of corporate stock or options.

                                  ARTICLE IV.
                          ELIGIBILITY AND PARTICIPATION

      4.1   CONDITIONS

      Each Employee shall become eligible to become a Participant on October 1, 1995 or any October 1 thereafter if such Employee has been employed by the Employer for a continuous period of at least six months prior to such date. No Employee who is a Five-Percent Shareholder shall be eligible to participate in the Plan. Notwithstanding anything to the contrary contained herein, no individual who is not an Employee shall be granted an option to purchase Shares under the Plan.

      4.2   APPLICATION FOR PARTICIPATION

      Each Employee who becomes eligible to participate shall be furnished a summary of the Plan and an enrollment form. If such Employee elects to participate hereunder, he shall complete such form and file it with his Employer no later than the next September 15. The completed enrollment form shall indicate the amount of Employee contribution authorized by the Employee. If no new enrollment form is filed by a Participant in advance of any Plan Year after the initial Plan Year, that Participant shall be deemed to have elected to continue to participate with the same contribution previously elected (subject to the limit of 15% of base pay).

      4.3   DATE OF PARTICIPATION

      All Employees who elect to participate shall be enrolled in the Plan commencing with the first paydate after the October 1 following their submission of the enrollment form. Upon becoming a Participant, the Participant shall be bound by the terms of this Plan, including any amendments whenever made.

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                                   ARTICLE V.
                              CONTRIBUTION ACCOUNT

      5.1   EMPLOYEE CONTRIBUTIONS

      The enrollment form signed by each Participant shall authorize the Employer to deduct from the Participant's compensation an after-tax amount in an exact number of dollars during each payroll period which may not be less than five dollars ($5.00) nor more than 15% of the Participant's base pay on the October 1 on which his enrollment is effective. The term "base pay" shall be determined before subtracting any of the Employee's contributions to the Genesco 401(k) plan and the Flexible Spending Accounts Plan. The dollar amount deducted on each paydate shall be credited to the Participant's Contribution Account. No interest will accrue on any contributions or on the balance in a Participant's Contribution Account. The Company's obligations to Participants with respect to the Contributions under the Plan are unfunded and unsecured and Participants, their heirs and Legal Representatives are unsecured general creditors with no legal rights or claims to any particular assets of the Company.

      5.2   MODIFICATION OF CONTRIBUTION RATE

      No change shall be permitted in a Participant's amount of withholding except upon October 1, and then only if the Participant files a new enrollment form with the Employer at least 15 days in advance of such date designating the desired withholding rate; except that a Participant may notify the Employer at any time (except during the period from September 15 through September 30) that he wishes to discontinue his contributions. This notice shall be in writing and on such forms as provided by the Employer and shall become effective as of a date provided on the form not more than 30 days following its receipt by the Employer. If a Participant discontinues his or her participation in the Plan, the Participant may withdraw his or her account balance or leave the account balance in the Plan and his or her election to purchase for such enrollment year shall remain in effect. If the election to purchase is not subsequently withdrawn and the Participant does not terminate employment, the account balance will be applied to the purchase of Shares on the Exercise Date.

      5.3   WITHDRAWAL OF CONTRIBUTIONS

      A Participant may elect to withdraw the balance of his Contribution Account at any time during the Plan Year prior to the Exercise Date (except during the period from September 15 through September 30). The option granted to a Participant shall be canceled upon his withdrawal of the balance in his Contribution Account. The election to withdraw must be in writing on such forms as may be provided by the Employer. No further contributions may be made with respect to a Plan Year in which a withdrawal occurs.

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                                  ARTICLE VI.
                        ISSUANCE AND EXERCISE OF OPTIONS

      6.1   RESERVED SHARES OF STOCK

      Genesco has reserved 1,000,000 Shares for issuance upon exercise of the options granted under this Plan. Subject to adjustment pursuant to Section 10.3, the aggregate number of Shares which may be purchased by Participants pursuant to options granted under the Plan shall not exceed the number of Shares reserved hereunder. Shares may, however, be originally issued by Genesco or purchased by Genesco on the open market, in the discretion of the Plan Administrator.

      6.2   ISSUANCE OF OPTIONS

      On the Grant Date each Participant shall be deemed to receive an option to purchase a number of Shares at an Exercise Price determined as provided in this
Article VI.

      6.3   DETERMINATION OF EXERCISE PRICE

      The Exercise Price of the options granted under this Plan for any Plan Year shall be ninety-five percent (95%) of the Closing Market Price of the Shares on the Exercise Date.

      6.4   PURCHASE OF SHARES

      On an Exercise Date, all of the options which were granted on the previous Grant Date and which have not subsequently been canceled pursuant to the provisions of the Plan shall be automatically exercised. The Contribution Account of each Participant shall be used to purchase the number of whole Shares determined by dividing the Exercise Price into the balance of the Participant's Contribution Account. Any money remaining in a Participant's Contribution Account representing a fractional share shall remain in his Contribution Account to be used in the next Plan Year along with new contributions in the next Plan Year; provided, however, that if the Participant does not enroll for the next Plan Year, the balance remaining shall be returned to him in cash.

      6.5   TERMS OF OPTIONS

      Options granted under this Plan shall be subject to such amendment or modification as the Plan Administrator shall deem necessary to comply with any applicable law or regulation, including but not limited to Section 423 of the Code, and shall contain such other provisions as the Plan Administrator shall from time to time approve and deem necessary.

      6.6   LIMITATIONS ON OPTIONS

      The options granted hereunder are subject to the following limitations:

      (a) The maximum number of Shares which may be purchased by any Participant on an Exercise Date shall be equal to the lesser of

            (i)   2,000 shares, or

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            (ii)  $10,000 divided by the Closing Market Price on the Grant Date in that Plan Year.

            The maximum number of Shares as determined above shall be adjusted upon the occurrence of an event described in Section 10.3.

      (b) No option may be granted to a Participant if immediately after the option is granted the Participant would be a Five-Percent Shareholder.

      (c) No Participant may assign, transfer or otherwise alienate any options granted to him under this Plan, otherwise than by will or the laws of descent and distribution, and such options may be exercised during the Participant's lifetime only by him.

      6.7   PRO-RATA REDUCTION OF OPTIONED SHARES

      If the total number of Shares to be purchased under option by all Participants on an Exercise Date exceeds the number of Shares remaining authorized for issuance under Section 6.1, a pro-rata allocation of the Shares available for issuance will be made among the Participants in proportion to their respective Contribution Account balances on the Exercise Date, and any money remaining in the Contribution Accounts shall be returned to the Participants.

      6.8   STATE SECURITIES LAWS

      Notwithstanding anything to the contrary contained herein, the Company shall not be obligated to issue Shares to any Participant if to do so would violate any State securities law applicable to the sale of Shares to such Participant. In the event that the Company refrains from issuing Shares to any Participant in reliance on this Section, the Company shall return to such Participant the amount in such Participant's Contribution Account that would otherwise have been applied to the purchase of Shares.

                                  ARTICLE VII.
                          TERMINATION OF PARTICIPATION

      7.1   TERMINATION OF EMPLOYMENT

      Any Employee whose employment with the Employer is terminated during the Plan Year for any reason except death, disability or retirement at or after age 55 shall cease being a Participant immediately. The balance of that Participant's Contribution Account shall be paid to such Participant as soon as practical after his termination. The options granted to such Participant shall be canceled as of the date of termination.

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      7.2   DEATH

      If a Participant should die while employed by the Employer, no further contributions on behalf of the deceased Participant shall be made. The legal representative of the deceased Participant may elect to withdraw the balance in such Participant's Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Plan Year during which the Participant died (except during the period from September 15 through September 30). In the event that no election to withdraw is made on or before the September 15 preceding the Exercise Date, the balance accumulated in the deceased Participant's Contribution Account shall be used to purchase Shares in accordance with Section
6.4. Any money remaining which is insufficient to purchase a whole Share shall be paid to the legal representative.

      7.3   RETIREMENT

      If a Participant should retire from the employment of the Employer at or after attaining age 55, no further contributions on behalf of the retired Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Plan Year during which the Participant retired (except during the period from September 15 through September 30). In the event that no election to withdraw is made on or before the September 15 preceding the Exercise Date, the balance accumulated in the retired Participant's Contribution Account shall be used to purchase Shares in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole Share shall be paid to the retired Participant.

      7.4   DISABILITY

      If a Participant should terminate employment with the Employer on account of disability, as determined by reference to the definition of "disability" in the Employer's long-term disability plan, no further contributions on behalf of the disabled Participant shall be made. The Participant may elect to withdraw the balance in his Contribution Account by notifying the Employer in writing prior to the Exercise Date in the Plan Year during which the Participant became disabled (except during the period from September 15 through September 30). In the event no election to withdraw is made on or before the September 15 preceding the Exercise Date, the balance accumulated in the disabled Participant's Contribution Account shall be used to purchase Shares in accordance with Section 6.4, and any money remaining which is insufficient to purchase a whole Share shall be paid to the disabled Participant.

                                 ARTICLE VIII.
                               OWNERSHIP OF SHARES

      8.1   SHARE OWNERSHIP; FORM

      The Shares purchased by a Participant on an Exercise Date shall, for all purposes, be deemed to have been issued and/or sold at the close of business on such Exercise Date. Prior to that time, none of the rights or privileges of a shareholder of Genesco shall inure to the Participant with respect to such Shares. All the Shares purchased under the Plan shall be delivered by the Company in the manner determined by the Plan Administrator.

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      The Plan Administrator, in its sole discretion, may determine that the
Shares shall be delivered by (i) issuing and delivering to the Participant a certificate for the number of Shares purchased by such Participant on an Exercise Date, (ii) issuing and delivering a certificate or certificates for the number of Shares purchased by all Participants on an Exercise Date to a member firm of the New York Stock Exchange which is also a member of the National Association of Securities Dealers, as selected by the Plan Administrator from time to time, which Shares shall be maintained by such member firm in separate brokerage accounts for each Participant or (iii) issuing and delivering a certificate or certificates for the number of Shares purchased by all Participants on an Exercise Date to a bank or trust company or affiliate thereof, as selected by the Plan Administrator from time to time, which Shares shall be maintained by such Bank or trust company or affiliate in separate accounts for each Participant. Each certificate or account, as the case may be, may be in the name of the Participant or, if the Participant designates on the form prescribed by the Plan Administrator, in the Participant's name jointly with another individual, with the right of survivorship. Such designation may be changed by filing notice thereof.

      8.2   PREMATURE SALE OF SHARES

      If a Participant (or former Participant) sells or otherwise disposes of any Shares obtained under this Plan prior to two years after the Grant Date of the option under which such shares were obtained, that Participant (or former Participant) must notify the Employer immediately in writing concerning such disposition.

      8.3   TRANSFER OF OWNERSHIP

      A Participant who purchases Shares under this Plan shall be transferred at such time substantially all of the rights of ownership of such Shares in accordance with the Treasury Regulations promulgated under Section 423 of the Code as in effect on the effective date of this restatement of the Plan. Such rights of ownership shall include the right to vote, the right to receive declared dividends, the right to share in the assets of the Employer in the event of liquidation, the right to inspect the Employer's books and the right to pledge or sell such Shares subject to the restrictions in the Plan.

                                  ARTICLE IX.
                          ADMINISTRATION AND AMENDMENT

      9.1   ADMINISTRATION

      The Plan Administrator shall (i) administer the Plan and keep records of the Contribution Account balance of each Participant, (ii) interpret the Plan, and (iii) determine all questions arising as to eligibility to participate, amount of contributions permitted, determination of the Exercise Price, and all other matters of administration. The Plan Administrator shall have such duties, powers and discretionary authority as may be necessary to discharge the foregoing duties, and may delegate any or all of the foregoing duties to any individual or individuals (including officers of Genesco or other Employees who are Participants). The Board of Directors shall have the right at any time and without notice to remove or replace any individual or committee of individuals serving as Plan Administrator. All determinations by the Plan Administrator shall be

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conclusive and binding on all persons. Any rules, regulations, or procedures that may be necessary for the proper administration or functioning of this Plan that are not covered in this Plan document shall be promulgated and adopted by the Plan Administrator.

      9.2   AMENDMENT

      The board of directors of Genesco may at any time amend the Plan in any respect, including termination of the Plan, without notice to Participants. If the Plan is terminated, all options outstanding at the time of termination shall be immediately canceled and the balance in each Participant's Contribution Account shall be paid to that Participant. Notwithstanding the foregoing, no amendment of the Plan as described in Article III shall become effective until and unless such amendment is approved by the shareholders of Genesco.

                                   ARTICLE X.
                                  MISCELLANEOUS

      10.1  EXPENSES

      The Employer will pay all expenses of administering this Plan that may arise in connection with the Plan.

      10.2  NO CONTRACT OF EMPLOYMENT

      Nothing in this Plan shall be construed to constitute a contract of employment between an Employer and any Employee or to be an inducement for the employment of any Employee. Nothing contained in this Plan shall be deemed to give any Employee the right to be retained in the service of an Employer or to interfere with the right of an Employer to discharge any Employee at any time, with or without cause, regardless of the effect which such discharge may have upon him as a Participant of the Plan.

      10.3  ADJUSTMENT UPON CHANGES IN SHARES

      The aggregate number of Shares reserved for purchase under the Plan as provided in Section 6.1, and the calculation of the Exercise Price as provided in Section 6.3, shall be adjusted by the Plan Administrator (subject to direction by the Board of Directors) in an equitable manner to reflect changes in the capitalization of Genesco, including, but not limited to, such changes as result from merger, consolidation, reorganization, recapitalization, stock dividend, dividend in property other than cash, stock split, combination of shares, exchange of shares and change in corporate structure. If any adjustment under this Section 10.3 would create a fractional share or a right to acquire a fractional share, such fractional share shall be disregarded and the number of shares available under the Plan and the number of shares covered under any options granted pursuant to the Plan shall be the next lower number of shares, rounding all fractions downward.

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      10.4  EMPLOYER'S RIGHTS

      The rights and powers of any Employer shall not be affected in any way by its participation in this Plan, including but not limited to the right or power of any Employer to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or any part of its business or assets.

      10.5  LIMIT ON LIABILITY

      No liability whatever shall attach to or be incurred by any past, present or future shareholders, officers or directors, as such, or Genesco or any Employer, under or by reason of any of the terms, conditions or agreements contained in this Plan or implied therefrom, and any and all liabilities of any and all rights and claims against Genesco, an Employer, or any shareholder, officer or director as such, whether arising at common law or in equity or created by statute or constitution or otherwise, pertaining to this Plan, are hereby expressly waived and released by every Participant as a part of the consideration for any benefits under this Plan; provided, however, no waiver shall occur, solely by reason of this Section 10.5, of any right which is not susceptible to advance waiver under applicable law.

      10.6  GENDER AND NUMBER

      For the purposes of the Plan, unless the contrary is clearly indicated, the use of the masculine gender shall include the feminine, and the singular number shall include the plural and vice versa.

      10.7  GOVERNING LAW

      The validity, construction, interpretation, administration and effect of this Plan, and any rules or regulations promulgated hereunder, including all rights or privileges of any Participants hereunder, shall be governed exclusively by and in accordance with the laws of the State of Tennessee, except that the Plan shall be construed to the maximum extent possible to comply with
Section 423 of the Code and the Treasury regulations promulgated thereunder.

      10.8  HEADINGS

      Any headings or subheadings in this Plan are inserted for convenience of reference only and are to be ignored in the construction of any provisions hereof.

      10.9  SEVERABILITY

      If any provision of this Plan is held by a court to be unenforceable or is deemed invalid for any reason, then such provision shall be deemed inapplicable and omitted, but all other provisions of this Plan shall be deemed valid and enforceable to the full extent possible under applicable law.

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      IN WITNESS WHEREOF, Genesco Inc. has adopted this amended and restated
Plan effective October 1, 2005.

Date:  August 24, 2005                      GENESCO INC.

                                            By: /s/ Hal N. Pennington
                                                -----------------------------
                                            Name: Hal N. Pennington
                                            Title:  Chairman, President & CEO

ATTEST:

/s/ Roger G. Sisson
------------------

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